Exhibit T3A.15

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DIAMOND OFFSHORE INTERNATIONAL, L.L.C.”, FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 2009, AT 3:19 O’CLOCK P.M.

4762458 8100 091083483	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 7688994

You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 12-10-09

State of Delaware Secretary of State Division of Corporations Delivered 03:22 PM 12/09/2009 FILED 03:19 PM 12/09/2009 SRV 091083483 – 4762458 FILE

CERTIFICATE OF FORMATION

OF

DIAMOND OFFSHORE INTERNATIONAL, L.L.C.

This Certificate of Formation of Diamond Offshore International, L.L.C. is being duly executed and filed by Terence W. Waldorf, as an authorized person, to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware.

FIRST: The name of the limited liability company is Diamond Offshore International, L.L.C.

SECOND: The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 9th day of December 2009.

Terence W. Waldorf
Authorized Person